Exhibit 99.1

Riot Platforms Reports Second Quarter 2026 Financial Results and Strategic Highlights

Executed 20-year data center lease with a leading frontier AI lab for 191 MW of critical IT capacity at Riot’s Rockdale campus, expected to generate approximately $9.1 billion in total contract revenue over the initial term

Completed delivery of the initial 25 critical IT MW to AMD on time and on budget, with the second 25 critical IT MW expansion under construction

Together with the AMD lease, the Company has contracted 241 MW of critical IT capacity with two of the most significant companies in the AI ecosystem

Quarterly revenue of $174.2 million, a 14% increase year-over-year, including $23.2 million in Data Center revenue

CASTLE ROCK, Colo., August 10, 2026 (GLOBE NEWSWIRE) — Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), a vertically-integrated industry leader in digital infrastructure, specializing in the development of large-scale data centers and bitcoin mining applications, reported financial results for the three-month period ended June 30, 2026. The accompanying presentation materials are available on Riot’s website.

“Today's announcement of a landmark 20-year, 191-megawatt data center lease with a leading frontier AI lab marks a defining moment in our evolution into a leading developer of large-scale data centers,” said Jason Les, CEO of Riot. “It builds directly on a strong second quarter, in which we completed delivery of the initial 25 megawatts to AMD on time and on budget. In just over six months, Riot has now executed leases totaling 241 megawatts of capacity, representing approximately $9.8 billion of long-term, contracted revenue with two of the most important companies in the AI ecosystem.

“Our platform stands apart through three elements working together: multi-gigawatt-scale power capacity that is already fully approved and energized, in-house data center development expertise, and the ability to engineer custom infrastructure for computing's most demanding workloads. With all three, and the financial resources to deploy them already secured, we are positioned to convert strong market demand from high-quality tenants into compounding shareholder value.”

191 IT MW Data Center Lease with a Leading Frontier AI Lab at Rockdale

Subsequent to quarter end, Riot announced the execution of a Data Center Lease and Services Agreement (the “Data Center Lease”) with one of the world’s leading frontier AI labs, for 191 MW of critical IT capacity at Riot’s Rockdale campus. The Data Center Lease carries an initial term of 20 years, running through June 2048, and is expected to generate approximately $9.1 billion in total initial contract revenue. The Data Center Lease also includes two five-year extension options at the tenant’s election, representing a total potential contract value of approximately $16.1 billion if both extensions are fully exercised.

This transaction secures the Company’s second tenant at the Rockdale campus, following the lease with Advanced Micro Devices, Inc. (“AMD”) announced on January 16, 2026. Together, the two agreements firmly establish Riot as a leading contracted AI data center developer.

Transaction highlights:

•	Capacity Leased: 191 MW critical IT build-to-suit Tier 3 data center at Riot’s Rockdale campus.
•	Total Contract Value: $9.1 billion over the initial 20-year term, with a total potential contract value of approximately $16.1 billion if both five-year extension options are exercised.
•	NOI Contribution: Estimated cumulative NOI range of $7.3 to $8.2 billion over the base lease term, with an estimated average annual NOI contribution of $365 to $411 million.
•	Delivery Schedule: Phased delivery schedule, with the initial 96 IT MW expected in December 2027 and full 191 IT MW deployment expected by June 2028, leveraging Riot’s existing, fully approved interconnection at the Rockdale campus.
•	Financing: $573 million interim financing facility provided by Morgan Stanley to fund initial development costs while the investment-grade credit backstop is finalized.

Second Quarter 2026 Financial and Operational Highlights

Key financial and operational highlights for the quarter include:

•	Total revenue of $174.2 million, as compared to $153.0 million for the same three-month period in 2025, a 14% increase year-over-year.
•	Data Center revenue of $23.2 million for the quarter, comprised of $4.9 million in operating lease revenue and $18.3 million in tenant fit-out services revenue, reflecting the Company’s second quarter of Data Center segment revenue and the completed delivery of the initial 25 MW to AMD.
•	Produced 1,587 bitcoin, as compared to 1,426 during the same three-month period in 2025.
•	The average cost to mine bitcoin, excluding depreciation, was $49,912 in the quarter, as compared to $48,992 per bitcoin in the same three-month period in 2025. The increase was primarily driven by higher power costs and the expansion at Riot’s Kentucky facilities.
•	Bitcoin Mining revenue of $113.7 million for the quarter, as compared to $140.9 million for the same three-month period in 2025, primarily driven by lower average bitcoin prices and an increase in global network hash rate, partially offset by an increase in Riot’s average operating hash rate.
•	Engineering revenue of $37.3 million for the quarter, as compared to $10.6 million for the same three-month period in 2025.
•	Ended the quarter with over $1.2 billion in liquid assets, including 11,380 bitcoin (of which 5,821 were held as collateral), equating to approximately $666.0 million based on the market price for one bitcoin on June 30, 2026 of $58,527, and $548.9 million in cash (of which $77.5 million is restricted).

AMD Deployment Progress at Rockdale

During the quarter, Riot completed delivery of the final 20 MW of AMD’s initial deployment, bringing the full 25 MW of commissioned capacity online, on time and on budget, and converting the lease to recurring revenue at full initial scale. Construction is now underway on the 25 MW expansion, with the 10 MW Phase 3 on track for delivery in November 2026 and the 15 MW Phase 4 to follow in May 2027, at which point AMD's total contracted capacity of 50 MW will be fully deployed. Riot’s in-house procurement, engineering and construction capabilities continue to underpin this delivery record.

Conference Call

Riot will host a conference call on August 10, 2026 at 4:30 p.m. ET to discuss its financial results.

This conference call will be available through audio-only webcast — please use this link to register: https://edge.media-server.com/mmc/p/xk5hszcg

Participants who choose to dial into the call in the United States or internationally to ask questions, please use this toll-free number: +1 (800) 715-9871 or toll number: +1 (646) 307-1963. For both dial in numbers, the audience passcode is 3868069.

About Riot Platforms, Inc.

Riot Platforms, Inc. (NASDAQ: RIOT) is a leading digital infrastructure company, specializing in the development of large-scale data centers and bitcoin mining applications. The Company operates digital infrastructure and Bitcoin mining facilities in central Texas and Kentucky, and engineering and fabrication facilities in Denver and Houston.

Riot’s vision is to be the world’s most trusted platform for powering and building the next digital world. Its mission is to empower the future of digital infrastructure by positively impacting the sectors, networks, and communities the Company touches.

For more information, visit Riot Platforms.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” similar expressions and their negatives are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to: plans to develop data centers, projections, objectives, expectations, and intentions about future events; short-term and long-term business operations and objectives and financial needs; the Company’s data center leases at the Rockdale Site; forecasted demand for energy at the sites; the Company’s expansion plans at the site; the Company’s anticipated financing plans, and the Company’s other plans, projections, objectives, expectations, and intentions more generally. These forward-looking statements are subject to a number of risks and uncertainties that may cause results, performance, or achievements to be materially different from those expressed or implied, including, without limitation: risks relating to the Company’s growth and developing the Company’s power capacity for data center purposes, including construction plans, delays, supply chain issues, permitting or regulatory hurdles, and unforeseen technical challenges; the anticipated demand for large data centers; changes in leasing arrangements; risks relating to the financing of new data centers; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; our ability to maximize the value of our full power portfolio; the number and value of Bitcoin rewards and transaction fees we earn from our ongoing Bitcoin Mining operations; future self-mining hash rate capacity; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; unaudited estimates of bitcoin production; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; and our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward- looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Additional Information and Communications

For important news and information regarding the Company, including presentations and other news and events, visit the Investor Relations section of the Company’s website, riotplatforms.com/investors, and the Company’s social media accounts, including on X and LinkedIn.

Contacts:

Investor Contact:
Joshua Kane
IR@Riotplatforms.com

Media Contact:
Becca Rincon
PR@Riotplatforms.com

Non-U.S. GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of non-GAAP financial measures such as “Adjusted EBITDA.” EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is a financial measure defined as EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items that do not reflect our ongoing strategic business operations, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations of Bitcoin mining. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities fair value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We believe Adjusted EBITDA can be an important financial performance measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies from period-to-period by making such adjustments. Additionally, Adjusted EBITDA is used as a performance metric for share-based compensation.

Adjusted EBITDA is provided in addition to, and should not be considered a substitute for, or superior to, net income, the most comparable measure under GAAP to Adjusted EBITDA. Further, Adjusted EBITDA should not be considered as an alternative to revenue growth, net income, diluted net income per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this financial measure either in isolation or as a substitute for analyzing our results as reported under GAAP.

The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss)	$(237,170)	$219,454	$(737,647)	$(76,913)
Interest income	(3,623)	(3,334)	(5,936)	(6,731)
Interest expense	2,687	6,093	5,305	8,401
Income tax expense (benefit)	(105)	320	186	757
Depreciation and amortization	97,784	83,197	195,518	161,123
EBITDA	(140,427)	305,730	(542,574)	86,637

Adjustments:
Stock-based compensation expense	35,582	30,120	74,748	59,696
Acquisition-related costs	—	111	—	187
Change in fair value of derivatives	8,362	42,747	60,214	853
Change in fair value of contingent consideration	—	(9,390)	—	(17,642)
Loss (gain) on equity method investment - marketable securities	—	(6,143)	—	57,095
Loss (gain) on sale of equipment	—	350	—	479
Casualty-related charges (recoveries), net	3	(119)	3	(119)
Loss on contract settlement	—	158,137	—	158,137
Gain on acquisition post-close dispute settlement	—	(26,007)	—	(26,007)
Impairment of property and equipment	27,972	—	27,972	—
Other (income) expense	(1,221)	(244)	(1,209)	(337)
Amortization of license fee revenue	—	(24)	—	(24)
Adjusted EBITDA	$(69,729)	$495,268	$(380,846)	$318,955

The Company defines Cost to Mine as the cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cost of power for self-mining operations	$73,499	$62,170	$145,816	$123,999
Other direct cost of revenue for self-mining operations(1)(2), excluding bitcoin miner depreciation	15,765	16,005	30,210	28,994
Cost of revenue for self-mining operations, excluding bitcoin miner depreciation	89,264	78,175	176,026	152,993
Less: power curtailment credits(3)	(10,054)	(8,313)	(31,077)	(16,114)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding bitcoin miner depreciation	79,210	69,862	144,949	136,879
Bitcoin miner depreciation(4)(5)	64,622	60,252	140,708	117,314
Cost of revenue for self-mining operations, net of power curtailment credits, including bitcoin miner depreciation	$143,832	$130,114	$285,657	$254,193

Quantity of bitcoin mined	1,587	1,426	3,060	2,956
Production value of one bitcoin mined(6)	$71,667	$98,800	$73,736	$95,991

Cost to mine one bitcoin, excluding bitcoin miner depreciation	$49,912	$48,992	$47,369	$46,305
Cost to mine one bitcoin, excluding bitcoin miner depreciation, as a % of production value of one bitcoin mined	69.6%	49.6%	64.2%	48.2%

Cost to mine one bitcoin, including bitcoin miner depreciation	$90,631	$91,244	$93,352	$85,992
Cost to mine one bitcoin, including bitcoin miner depreciation, as a % of production value of one bitcoin mined	126.5%	92.4%	126.6%	89.6%

(1)	Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.
(2)

For the three months ended June 30, 2026 and 2025, we paid cash of $25.2 million and $71.3 million, respectively, and for the six months ended June 30, 2026 and 2025, we paid cash of $48.7 million and $92.3 million, respectively, in total deposits and payments for the purchase of miners. Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company’s cash balance. The seller did not provide any financing, nor did the Company borrow from a third-party to purchase the miners.

(3)

Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations to participate in ERCOT’s Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine bitcoin. These credits are recognized in Power curtailment credits on our Condensed Consolidated Statements of Operations, outside of cost of revenue, but significantly reduce our overall cost to mine bitcoin.

(4)

We capitalize the acquisition cost of our miners and include these costs in Property and equipment, net on our Condensed Consolidated Balance Sheets. The miners are depreciated over an estimated useful life of three years, during which time, they are expected to contribute to the generation of bitcoin revenue. We do not consider depreciation expense in determining whether it is economical to operate our miners because depreciation is a non-cash expense and is not a variable operating cost that can be avoided even if we curtail operations temporarily. Depreciation expense incurred is disclosed for each respective period in the table above.

(5)	The following table presents the future depreciation expense of all of our bitcoin miners:

Remainder of 2026	$133,593
2027	219,902
2028	99,312
2029	19,258
Total	$472,065

(6)	Computed as revenue recognized from bitcoin mined divided by the quantity of bitcoin mined during the same period.